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                                                                   Exhibit 10.17

    GTECH CORPORATION PARTICIPANTS IN EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN


W. Bruce Turner

David Calabro

Jaymin Patel

Marc Crisafulli

Kathleen McKeough

Timothy Nyman

Larry Smith (terminated in January 2004) (1)

Donald Sweitzer

Antonio Carlos Rocha (terminated in August 2003)


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(1) Did not receive payment for fiscal 2004.